Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Consumers Financial Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report for the year ended December 31, 2004 (the "Form 10-KSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 17th day of October, 2005

/s/ Jack I. Ehrenhaus
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Chief Executive Officer
Chief Financial Officer
Director